UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 17, 2007
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zipcode)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
•	Motorola, Inc. has realigned its operations, as of the second quarter of 2007, into the following three business segments in order to better align its operations with the evolving nature of our customers and served markets:
•	Mobile Devices: This segment designs, manufactures, sells and services wireless handsets with integrated software and accessory products, and licenses intellectual property.

•	Home and Networks Mobility: This segment designs, manufactures, sells and services: (i) end-to-end digital video system solutions and interactive set-top boxes, (ii) voice and data modems for digital subscriber line and cable networks, and (iii) wireline and wireless broadband access systems, including cellular infrastructure systems, to cable and satellite television operators, wireline carriers and wireless service providers.

•	Enterprise Mobility Solutions: This segment designs, manufactures, sells, installs and services analog and digital two-way radio, voice and data communications products and systems for private networks, wireless broadband systems and end-to-end enterprise mobility solutions to a wide range of public safety, government, utility, transportation, retail and other worldwide enterprise markets.
•	This Form 8-K presents the Company’s 2006 and first quarter 2007 financial information, in a reclassified format to reflect the realignment of its businesses into three operating business segments.

•	This Form 8-K also presents the Company’s 2004, 2005, 2006 and first quarter 2007 financial information, which is updated to reflect recently identified immaterial adjustments.
Item 2.02 Results of Operations and Financial Condition
The information in this Form 8-K that is furnished under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Segment Realignment
As a result of the business realignment, the Company will now report financial results for the following operating business segments:
     Mobile Devices, which now includes:
•	The previous Mobile Devices segment, excluding the Good Technology business
     Home and Networks Mobility, which now includes:
•	The previous Connected Home Solutions segment, and

•	The public networks business, formerly included in the Networks and Enterprise segment
     Enterprise Mobility Solutions, which now includes:
•	The private networks and enterprise mobility businesses, formerly included in the Networks and Enterprise segment

•	The Good Technology business, formerly included in the Mobile Devices segment
This Form 8-K is intended to assist investors in making comparisons of the Company’s historical financial information with future financial information. Reclassifications have been made to conform previously-reported segment financial information for 2006 and the first quarter of 2007, to reflect the realigned business structure. These changes do not affect the Company’s Consolidated Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Stockholders’ Equity or Consolidated Statements of Cash Flows.

Immaterial Adjustments
The Company has identified two immaterial adjustments to be made to our previously filed consolidated financial statements.
The first adjustment has a minor offsetting impact on Net sales and Costs of sales, but has no impact on Gross margin, Operating earnings or any other financial statement line items. The immaterial adjustment relates solely to the elimination of inter-segment sales relating to a business in our Home and Networks Mobility segment. The immaterial adjustment impacts the Consolidated Statements of Operations for the years ended 2004, 2005 and 2006. The adjustment has no impact on the Consolidated Balance Sheets, Consolidated Statements of Stockholders’ Equity or Consolidated Statements of Cash Flows.
The second adjustment has a minor impact on the Consolidated Balance Sheets and Consolidated Statements of Cash Flows, but has not impact on net cash provided by operating activities. The immaterial adjustment relates solely to a change in classification of certain deposits between Cash and cash equivalents and Short-term investments. The immaterial adjustment impacts the September 30, 2006 and December 31, 2006 Consolidated Balance Sheets and the Consolidated Statements of Cash Flows for the periods ended September 30, 2006, December 31, 2006 and March 31, 2007. The adjustment has no impact on the Company’s Consolidated Statements of Operations or Consolidated Statements of Stockholders’ Equity.
Attached hereto are: (i) Exhibit 99.1, reflecting adjusted Segment Information tables for the four quarters of 2006 and the first quarter of 2007, and (ii) Exhibit 99.2, reflecting updated financial information for 2004, 2005, 2006 and the first quarter of 2007.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following are furnished as Exhibits to this Report.

Exhibit 99.1	Adjusted Segment Information tables for the four quarters of 2006 and the first quarter of 2007

Exhibit 99.2	Updated financial information for 2004, 2005, 2006 and the first quarter of 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Date: July 17, 2007	By:	/s/ Marc E. Rothman
Marc E. Rothman
Senior Vice President, Finance and Corporate Controller